                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          Strategic Distribution, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                          STRATEGIC DISTRIBUTION, INC.
                             1635-D BUSTLETON PIKE
                       FEASTERVILLE, PENNSYLVANIA  19053

                           -------------------------

                           NOTICE & PROXY STATEMENT

                           -------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1997

To Strategic Distribution Shareholders:

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Strategic Distribution, Inc. ("SDI" or the "Company"), a Delaware corporation, will be held on May 20, 1997, at 10:00 a.m., local time, at the Company's headquarters, 1635-D Bustleton Pike, Feasterville, Pennsylvania, for the following purposes, as more fully described in the accompanying Proxy
Statement:

         1. To elect ten (10) directors to serve for the ensuing year and until their successors are elected ("Proposal I");

         2. To increase to 3,000,000 the number of shares of Common Stock of the Company which may be subject to options granted under the Company's Amended and Restated 1990 Incentive Stock Option Plan ("Proposal II");

         3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of SDI for the fiscal year ending December 31, 1997 ("Proposal III"); and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on April 10, 1997 are entitled to receive notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are encouraged to complete, date, sign and mail the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have returned a proxy.

         THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THE PROPOSED ACTIONS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES AS DIRECTORS AND FOR PROPOSALS II AND
                       ---                               ---
III.

                                       By order of the Board of Directors

                                       /s/ Andrew M. Bursky

                                       Andrew M. Bursky
                                       Chairman of the Board


April 11, 1997

                          --------------------------

IMPORTANT: PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                           STRATEGIC DISTRIBUTION, INC.
                              1635-D BUSTLETON PIKE
                         FEASTERVILLE, PENNSYLVANIA  19053
                             PHONE:  (215) 396-3088

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------


                                 INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Strategic Distribution, Inc. ("SDI" or the "Company"), for use at the annual meeting of shareholders to be held on May 20, 1997 at the Company's headquarters, 1635-D Bustleton Pike, Feasterville, Pennsylvania and at any adjournment or postponement thereof (the "Meeting"). The Company's 1996 Annual Report, which accompanies this Proxy Statement, is being sent, on or about April 18, 1997, to persons who were shareholders of record on April 10, 1997.

         Written communications to the Company should be sent to the Company's office at 1635-D Bustleton Pike, Feasterville, Pennsylvania 19053. The Company can be reached by telephone at (215) 396-3088.


MATTERS TO BE CONSIDERED AT THE MEETING

         At the Meeting, the holders of shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company will be asked to consider and vote upon three proposals described in this Proxy Statement and on any other matters properly brought before the Meeting.

         The following is a brief summary of the three proposals. The summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. THE MEMBERS OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE IN FAVOR OF THE NOMINEES AS DIRECTORS, IN FAVOR OF THE INCREASE IN SHARES OF COMMON STOCK WHICH MAY BE SUBJECT TO OPTIONS GRANTED UNDER THE COMPANY'S AMENDED AND RESTATED 1990 INCENTIVE STOCK OPTION PLAN AND IN FAVOR OF THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

PROPOSAL I

         Proposal I concerns the election of a board of ten (10) directors, all of whom are currently serving as members of the Board of Directors.


PROPOSAL II

         Proposal II concerns increasing to 3,000,000 the number of shares of Common Stock which may be subject to options granted under the Company's Amended and Restated 1990 Incentive Stock Option Plan.


PROPOSAL III

         Proposal III concerns the ratification of the appointment of KPMG Peat Marwick LLP, Certified Public Accountants, as the Company's independent auditors.


VOTING AT THE MEETING

         The Board of Directors has fixed the close of business on April 10, 1997 as the record date for the Meeting, and only holders of record of the Common Stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting. On that date, there were outstanding and entitled to vote 30,213,499 shares of the Common Stock, held by approximately 1,500 holders of record. The holders of a majority of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Meeting.

         The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present and voting at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "for" are elected as directors up to the maximum number of directors to be chosen at the Meeting. The approval of each of Proposals II and III requires the affirmative vote of a majority of the shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required. William R. Berkley currently owns approximately 23.77% of the outstanding shares of the Common Stock and has advised the Company that he intends to vote such shares in favor of the proposals described herein.

PROXIES

         If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, such shares will be voted "for" each nominee as director and "for" Proposals II and III. Proxies will extend to, and be voted at, any adjournment of the Meeting.

         The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, should any other matter properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon and it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.

         Any shareholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised by giving written notice to the Secretary of the Company at the above address, by voting the shares represented by such proxy in person at the Meeting or by giving a later dated proxy at any time before the voting. Attendance at the Meeting will not, by itself, revoke a proxy.


EXPENSES OF SOLICITATION

         The costs of the solicitation of proxies will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone or other communications by directors, officers or regular employees of the Company acting without special compensation.


                   DESCRIPTION OF OUTSTANDING CAPITAL STOCK

         The Common Stock is the only class of capital stock of the Company outstanding and entitled to vote. As of April 10, 1997 there were issued and outstanding 30,213,499 shares of the Common Stock. Warrants to purchase 38,625 shares of the Common Stock for $1.46 per share, which Warrants expire in 1999, remain outstanding. As of April 10, 1997, there were outstanding options issued under the Company's Amended and Restated 1990 Incentive Stock Option Plan to purchase a total of 1,503,348 shares of the Common Stock at prices ranging from $.97 to $6.94 per share, and options issued under the Company's Amended and Restated 1996 Non-Employee Director Stock Plan to purchase a total of 28,000 shares of the Common Stock for $8.00 per share.
In addition, options issued pursuant to certain Stock Option Agreements to purchase 1,036,708 shares of the Common Stock for $5.82 per share remained outstanding.

         Each share of the Common Stock is entitled to one vote.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL I)

INTRODUCTION

         The Board of Directors unanimously recommends that shareholders vote FOR the election as directors of the nominees referred to in this section.

         The following table sets forth each nominee's name, age and the year in which such nominee first became a director:

                                                                 Year First
Name                     Position(s)                  Age        Became Director
----                     -----------                  ---        ---------------

Jeffery O. Beauchamp     Director of the
                         Company and Executive
                         Vice President of the
                         Company                      54             1997

William R. Berkley       Director of the
                         Company                      51             1994

Andrew M. Bursky         Director of the
                         Company and Chairman
                         of the Board of
                         Directors                    40             1988

Arnold W. Donald         Director of the
                         Company                      42             1995

Catherine B. James       Director of the
                         Company                      44             1990

George E. Krauter        Director of the
                         Company and Executive
                         Vice President of the
                         Company                      65             1994

Jack H. Nusbaum          Director of the
                         Company                      56             1996

Joshua A. Polan          Director of the
                         Company                      49             1988

Mitchell I. Quain        Director of the
                         Company                      45             1995

John M. Sergey           Director of the
                         Company and President
                         and Chief Executive Officer
                         of the Company               54             1997

         Directors are elected to serve for one year or until the next annual meeting of shareholders.

         The ten individuals set forth in the above table are all of the nominees for election as directors at the Meeting. All of the nominees have consented to being named as such in this Proxy Statement and have agreed to serve if elected. If any nominee should become unavailable, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.


BACKGROUND OF NOMINEES

         The following is a brief account of the business experience of each of the nominees for election as a director. Except as indicated below, there are no family relationships or special understandings pursuant to which such persons have been nominated as directors of the Company. None of the nominees has any substantial interest in any matter to be acted upon.

         Mr. Beauchamp has been a member of the Board of Directors of the Company since February 1997. He serves as Executive Vice President of the Company and Chairman Emeritus of INTERMAT, International Materials Management, Inc. (formerly INTERMAT International Materials Management Engineers, Inc.) ("INTERMAT"), which was founded by Mr. Beauchamp in 1978 and was acquired by the Company in January 1997. From November 1978 until January 1997 Mr. Beauchamp served as Chairman of INTERMAT. Mr. Beauchamp is also the President and Chief Executive Officer of the Utility Supply Management Alliance, a nonprofit educational industry association. Mr. Beauchamp is being nominated as a Director in accordance with the terms of the Agreement and Plan of Merger, dated as of January 28, 1997, by and among the Company, Mr. Beauchamp, INTERMAT and the other parties thereto.

          Mr. Berkley has been a member of the Board of Directors of the Company since 1994. He serves as Chairman of the Board of several companies which he controls or founded. These include W.R. Berkley Corporation, a property and casualty insurance company, Pioneer Companies, Inc. which, through its indirect wholly owned subsidiaries is engaged in the business of manufacturing and distributing chlorine and caustic soda and related products, and Interlaken Capital, Inc., a private investment firm that is an affiliate of the Company ("Interlaken Capital"). Mr. Berkley is Vice-Chairman of the Board of Trustees of the University of Connecticut, a Director of Georgetown University, a

Trustee of New York University and a member of the Board of Overseers of New York University Stern School of Business.

         Mr. Bursky has been a member of the Board of Directors and Chairman of the Company since July 1988. He was President of the Company from November 1989 to December 1990. He has been an executive officer of Interlaken Capital since May 1980, currently serving as a Managing Director. Mr. Bursky is a director of Pioneer Companies, Inc.

         Mr. Donald has served as a member of the Board of Directors of the Company since 1995. Mr. Donald is Co-President, Agricultural Sector, of Monsanto Company, with responsibility for Monsanto's worldwide agricultural chemicals business, and has been associated with Monsanto in various capacities for more than the last five years. Mr. Donald currently serves on the executive boards of John Burroughs School, Fair St. Louis and the American Crop Protection Association. Mr. Donald also serves on the boards of the National FFA Organization, National 4-H Council, Lindenwood College, Jackson Laboratories, Opera Theatre of St. Louis, Carleton College and the Municipal Theatre Association of St. Louis. Mr. Donald is a member of the advisory board of the Junior League of St. Louis and serves on the National Advisory Council for Washington University's School of Engineering.

         Ms. James has been a member of the Board of Directors of the Company since 1990. Ms. James served as Chief Financial Officer of the Company from February 1996 to April 1997, served as Executive Vice President of the Company from January 1989 to April 1997, and served as Secretary and Treasurer of the Company from December 1989 to April 1997. She was Chief Financial Officer of the Company from January 1989 to September 1993. Ms. James has been a Managing Director of Interlaken Capital since January 1990. From 1982 through 1988, Ms. James was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure. Ms. James is a director of Fine Host Corporation, a contract food service management company.

         Mr. Krauter has been a member of the Board of Directors of the Company since 1994. Mr. Krauter is currently Executive Vice President of the Company and Chairman Emeritus of Industrial Systems Associates, Inc. ("ISA"), which was acquired by the Company in January 1994. He was President of ISA from March 1971 to January 1997. Mr. Krauter is being nominated as a Director in accordance with the terms of the Employment Agreement, dated January 4, 1994, between Mr. Krauter and ISA. See "Executive Compensation-Employment Contracts, Termination of Employment and Change in Control Agreements."

         Mr. Nusbaum has been a member of the Board of Directors since 1996. He is Chairman of the New York law firm of Willkie Farr & Gallagher where he has been a partner for more than the last five years. He also is a director of W.R. Berkley Corporation, Fine Host Corporation, Pioneer Companies, Inc., Prime Hospitality Corp. and The Topps Company, Inc.

         Mr. Polan has been a member of the Board of Directors of the Company since 1988. He has been an executive officer of Interlaken Capital since June 1988, currently serving as a Managing

Director. For more than the five years prior to June 1988, Mr. Polan was a partner in the accounting firm of Touche Ross & Co. Mr. Polan is a director of Fine Host Corporation.

          Mr. Quain has served as a member of the Board of Directors of the Company since 1995. Mr. Quain has been a Managing Director of Schroder Wertheim & Company for more than the last five years. Mr. Quain is a director of Allied Products Corporation and a director of Mechanical Dynamics, Inc., a member of the Board of Overseers of the School of Engineering and Applied Sciences at the University of Pennsylvania where he also serves on the President's Council, and is a member of the Board of Trustees and the executive committee of St. Luke's Academy, a college preparatory school in New Canaan, Connecticut.

          Mr. Sergey has entered into an Employment Agreement with the Company dated April 11, 1997, pursuant to which he will serve as President and Chief Executive Officer of the Company beginning on May 1, 1997. From May 1996 until May 1997, Mr. Sergey operated his own consulting business. From 1989 to May 1996, he was the President and Chief Executive Officer of GAF Materials Corporation, a manufacturer and marketer of roofing and other building materials products. During the same period, Mr. Sergey was Executive Vice President and a member of the Board of Directors of GAF Corporation, the parent of GAF Materials Corporation. Mr. Sergey is a director of GAF Materials Corporation. Mr. Sergey is being nominated as a Director in accordance with the terms of the Employment Agreement, dated April 11, 1997, between Mr. Sergey and the Company. See "Executive Compensation-Employment Contracts, Termination of Employment and Change in Control Agreements."

          Mr. Bursky, Ms. James and Mr. Polan were executive officers of Idle Wild Farm, Inc., a privately owned company that was formerly engaged in the manufacture of frozen foods which, in October 1993, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws. Mr. Bursky was an executive officer of Blue Lustre Products, Inc., a privately owned company which was engaged in the sale and leasing of carpet cleaning equipment and other carpet cleaning products which, in October 1995, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.                     ---


COMMITTEES AND MEETINGS

          During the fiscal year ended December 31, 1996, the Board of Directors of the Company held four meetings and acted by unanimous written consent four times. Each of the Directors attended at least 75% of the total number of meetings of the Board and meetings of the Committees of which the Director was a member.

          Nominees for Directors are selected by the entire Board of Directors rather than any committee of the Board. The Board has two standing committees: the Stock Option and Compensation Committee and the Audit Committee.

          The Stock Option and Compensation Committee, composed of Mr. Bursky and Mr. Polan, administers the 1990 Stock Option Plan, the Company's Executive Compensation Plan and the Company's Amended and Restated 1996 Non-Employee Director Stock Plan (the "Non-Employee Director Stock Plan"). The Stock Option and Compensation Committee held one meeting in 1996 and acted by unanimous written consent three times.

          The Audit Committee, composed of William R. Berkley, Joshua A. Polan and Mitchell I. Quain, makes recommendations concerning the engagement of independent public accountants, the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1996.


COMPENSATION OF DIRECTORS

          During the fiscal year ended December 31, 1996, non-employee members of the Board of Directors received, under the Non-Employee Director Stock Plan (1) 2,388 shares of the Common Stock in consideration of services rendered during 1995, and (2) non-qualified options to purchase 4,000 shares of the Common Stock and $12,000 in cash (paid in January 1997) in consideration of services rendered during 1996. In the future, on December 31 of each year, under the Non-Employee Director Stock Plan, each of the Company's Directors who is not an employee of the Company will be granted an option to purchase 4,000 shares of the Common Stock. All options are granted at a price equal to the fair market value of the Common Stock on the date of grant, and have a maximum term of five years. During the fiscal year ended December 31, 1996, the Company was obligated to reimburse its Board members for all reasonable expenses incurred in connection with their attendance at Directors' meetings, but no Director made any claim for reimbursement.

                     PROPOSED INCREASE IN NUMBER OF SHARES
                         SUBJECT TO STOCK OPTION PLAN
                                (PROPOSAL II)


GENERAL

         The Board of Directors unanimously recommends that the shareholders vote for this Proposal II, which would approve the proposed increase, to 3,000,000 shares, of the number of shares of the Common Stock which may be subject to options granted under the Company's Amended and Restated 1990 Incentive Stock Option Plan for directors, officers, key employees, consultants and advisors of the Company and its subsidiaries (the "1990 Stock Option Plan").

         The 1990 Stock Option Plan was adopted by the Company's shareholders at the Company's annual meeting of shareholders held on November 8, 1990. At that time, 500,000 shares of the Common Stock were authorized to be subject to options granted under the 1990 Stock Option Plan. At the Company's annual meeting of shareholders held on May 25,1995, the Company's shareholders authorized an increase, to 2,000,000, in the number of shares of the Common Stock which may be subject to options granted under the 1990 Stock Option Plan. As a result of the Company's three percent stock dividend declared in December 1995, the number of shares which may be subject to options granted under the 1990 Stock Option Plan increased to 2,060,000. The Board of Directors is now seeking the approval of the Company's shareholders to increase by 940,000, to a total of 3,000,000 shares, the number of shares of the Common Stock which may be subject to options under the 1990 Stock Option Plan.

         Shares subject to options under the 1990 Stock Option Plan may be either authorized but unissued shares or shares acquired by the Company, including shares purchased in the open market, as shall be determined by the Board of Directors. Shares subject to options which are no longer exercisable shall then become available for issuance pursuant to other options.

         The Board of Directors believes that the increase in the number of shares available under the 1990 Stock Option Plan will be of material benefit to the Company and enable the Company to attract, retain and motivate key employees of proven ability. The increase in shares is also intended to improve the performance and encourage the continued employment of directors, officers, key employees, consultants and advisors of the Company and its subsidiaries. For these reasons, the Board of Directors has unanimously recommended approval by the shareholders of the Company of the increase in shares subject to options granted under the 1990 Stock Option Plan.

         The approval of the increase in shares requires a favorable vote by the holders of a majority of the shares of the Common Stock present and voting at the Meeting.

         The following summary of the provisions of the 1990 Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the complete text thereof.

         The 1990 Stock Option Plan is administered by the Stock Option and Compensation Committee (the "Committee") which is composed of at least two directors appointed by the Board of

Directors. The Committee has full authority, subject to the terms of the 1990 Stock Option Plan, to make all determinations thereunder. However, all stock options granted under the 1990 Stock Option Plan are presented to the full Board of Directors for ratification and approval.

         The Committee may grant "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) under the 1990 Stock Option Plan and options which do not qualify as incentive stock options ("non-qualified stock options"); provided that no director of the Company shall be eligible to receive incentive stock options. Subject to the provisions of the 1990 Stock Option Plan, the Committee shall have sole authority, in its absolute discretion; (a) to determine which of the eligible participants of the Company and its subsidiaries shall be granted options; (b) to authorize the granting of both incentive stock options and non-qualified stock options; (c) to determine the times when options shall be granted and the number of shares to be subject to options; (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in the 1990 Stock Option Plan; (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued under the 1990 Stock Option Plan; (f) to prescribe the form or forms of the option agreements under the 1990 Stock Option Plan (which forms shall be consistent with the terms of the 1990 Stock Option Plan but need not be identical and may contain such terms as the Committee may deem appropriate to carry out the purposes of the 1990 Stock Option Plan); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 1990 Stock Option Plan; and (h) to construe and interpret the 1990 Stock Option Plan, the rules and regulations and option agreements under the 1990 Stock Option Plan and to make all other determinations deemed necessary or advisable for the administration of the 1990 Stock Option Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

         The option price of each option granted under the 1990 Stock Option Plan shall be determined by the Committee; provided, however, that in the case of each incentive stock option granted under the 1990 Stock Option Plan, the option price shall not be less than the fair market value of the Common Stock at the time the option was granted. In no event shall the option price of any option be less than the par value per share on the date the option is granted. The 1990 Stock Option Plan also provides that Options for no more than 100,000 shares of the Common Stock may be granted to any individual participant during any calendar year. As of April 10, 1997, the fair market value of the Common Stock was $5.125.

         The 1990 Stock Option Plan provides that, if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value shall be deemed to be the mean between the last quoted bid and asked prices on NASDAQ on the date immediately preceding the date on which the option is granted, or if not quoted that day, then on the last preceding date on which such stock is quoted. If the Common Stock is listed on one or more national securities exchanges, the fair market value shall be deemed to be the mean between the highest and the lowest sale prices reported on the principal national securities exchange on which such stock is listed and traded on the date immediately preceding the date on which the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted on NASDAQ or listed on an exchange, or representative quotes are not otherwise available, the fair market value of the Common Stock shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately and shall be computed in accordance with applicable regulations of the Internal Revenue Service.

         The purchase price of an option is to be paid in cash, or, if authorized by the Committee, in shares of the Common Stock or a combination of cash and shares.

         The term of each option shall be fixed by the Committee, provided that no option will be exercisable later than then ten years from the date of grant of the option, and options will be exercisable in such number of shares and at such time or times, including in periodic installments, as may be determined by the Committee at the time of grant.

         The 1990 Stock Option Plan generally provides that options granted thereunder are not transferable except by will or by the laws of descent and distribution. In addition, options granted under the 1990 Stock Option Plan may provide that, if the employment of an optionee terminates other than by reason of death, disability or for cause, such options shall remain exercisable for a period of up to three months. Options granted under the 1990 Stock Option Plan may also provide that if the employment of an optionee shall terminate by reason of death or disability, such options shall remain exercisable by the optionee (or the person or persons to whom such options pass by will or the applicable laws of descent and distribution) for a period of up to one year. Options granted under the 1990 Stock Option Plan may also provide that such options shall terminate immediately upon the termination of the employment of the optionee for cause. Notwithstanding the foregoing, in no event is an option exercisable after the termination date specified in the option.

         The number, kind and price of the shares of the Common Stock subject to each outstanding option and the number of shares reserved for issuance pursuant to options granted under the 1990 Stock Option Plan shall be appropriately adjusted in the event of stock splits, stock dividends or other changes in the Company's outstanding securities. If the Company shall be the surviving corporation in any merger or reorganization or other business combination, any option shall cover the securities or other property to which a holder of the number of shares of the Common Stock covered by the unexercised portion of the option would have been entitled pursuant to the terms of the merger. Upon any merger or reorganization or other business combination in which the Company shall not be the surviving corporation, or a dissolution or liquidation of the Company, or a sale of all or substantially all of its assets, all outstanding options shall terminate, subject to the right of the surviving or resulting corporation to grant substitute options to purchase its shares on such terms and conditions as it shall deem appropriate. Such adjustments shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

         The 1990 Stock Option Plan will terminate on the tenth anniversary of the date the 1990 Stock Option Plan was adopted by the Board of Directors.
 The Board of Directors may terminate or amend the 1990 Stock Option Plan provided that no amendment without shareholder approval shall increase the number of shares as to which options may be granted or change the class of employees eligible to receive options under the 1990 Stock Option Plan.

         At present, approximately eight directors, five officers and 600 other key employees are eligible to receive options under the 1990 Stock Option Plan.

         The following is a general summary of the Company's understanding of the federal income tax consequences of the 1990 Stock Option Plan.


INCENTIVE STOCK OPTIONS

         No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. If the Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

         If the Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price of such shares, and
(2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

         Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a non-qualified stock option.

         For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an incentive stock option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a non-qualified stock option. Each optionee is potentially subject to the alternative minimum tax.
 In substance, a taxpayer is required to pay the higher of his or her alternative minimum tax liability or his or her "regular" income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.


NON-QUALIFIED STOCK OPTIONS

         With respect to non-qualified stock options, generally: (a) no income is realized by the optionee at the time the option is granted; (b) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (c) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.


NEW PLAN BENEFITS

         The grant of options under the 1990 Stock Option Plan is entirely within the discretion of the Committee. The Company cannot forecast the extent of option grants that will be made in the future and no options have been granted subject to shareholder approval of this Proposal II.


                        APPROVAL OF INDEPENDENT AUDITORS
                                 (PROPOSAL III)

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL III.
---
         KPMG Peat Marwick LLP has been appointed by the Board of Directors as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997. The Board of Directors is submitting this matter to a vote of shareholders in order to ascertain their views. If the appointment of KPMG Peat Marwick LLP is not ratified at the Meeting, the Board of Directors will reconsider its action and will appoint auditors for the 1997 fiscal year without further shareholder action. Further, even if the appointment of auditors is ratified by shareholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment of auditors without submitting the matter to a vote of shareholders. The audit for the Company for fiscal 1996 was conducted by KPMG Peat Marwick LLP.

         A representative of KPMG Peat Marwick LLP is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS
                                                                  ---
PROPOSAL III.

                     IDENTIFICATION OF EXECUTIVE OFFICERS

                        Executive
                        Position and           Officer    Term
Name                    Offices Held           Since      Expires   Age
----                    ------------           -------    -------   ---

Andrew M. Bursky        Chairman of            1988        1997     40
                        Board of
                        Directors

John M. Sergey          President and Chief    1997        1997     54
                        Executive Officer

Jeffery O. Beauchamp    Executive Vice         1997        1997     54
                        President

Michael F. Devine III   Chief Financial        1997        1997     38
                        Officer, Secretary
                        and Treasurer

George E. Krauter       Executive Vice         1997        1997     65
                        President

Charles J. Martin       Vice President,        1990        1997     52
                        Controller and
                        Chief Accounting
                        Officer


BACKGROUND OF EXECUTIVE OFFICERS

          The following is a brief account of the business experience of each of the persons listed in the foregoing table. There are no family relationships or special understandings pursuant to which such persons have been elected as officers of the Company except as described below. None of the officers have any substantial interest in any matter to be acted upon, other than the election of Directors in the case of Mr. Bursky, Mr. Sergey, Mr. Beauchamp and Mr. Krauter.

          Mr. Bursky has been Chairman of the Board of Directors of the Company since July 1988. He was President of the Company from November 1989 to December 1990. He has been an executive officer of Interlaken Capital since May 1980, currently serving as a Managing Director. Mr. Bursky is a director of Pioneer Companies, Inc.

          Mr. Sergey has entered into an Employment Agreement with the Company dated April 11, 1997, pursuant to which he will serve as President and Chief Executive Officer of the Company beginning on May 1, 1997. From May 1996 until May 1997, Mr. Sergey operated his own consulting business. From 1989 to May 1996, he was the President and Chief Executive Officer of GAF Materials

Corporation, a manufacturer and marketer of roofing and other building materials products. During the same period, Mr. Sergey was Executive Vice President and a member of the Board of Directors of GAF Corporation, the parent of GAF Materials Corporation. Mr. Sergey is a director of GAF Materials Corporation.

          Mr. Beauchamp is currently Executive Vice President of the Company and Chairman Emeritus of INTERMAT, which was founded by Mr. Beauchamp in 1978 and was acquired by the Company in January 1997. From November 1978 until January 1997 Mr. Beauchamp served as Chairman of INTERMAT. Mr. Beauchamp is also the President and Chief Executive Officer of the Utility Supply Management Alliance, a nonprofit educational industry association.

          Mr. Devine has been Chief Financial Officer, Secretary and Treasurer of the Company since April 1997. He has been Chief Financial Officer of ISA since July 1995. From 1989 to 1993 he served as Director of Finance and from 1993 to July 1995 served as Director of Operations at McMaster-Carr Supply Company, a distributor of industrial supplies.

          Mr. Krauter has served as Executive Vice President of the Company since April 1997. Mr. Krauter is also Chairman Emeritus of ISA, which was acquired by the Company in January 1994. He was President of ISA from March 1971 to January 1997.

          Mr. Martin has been Vice President, Controller of the Company since July 1990 and has been employed by the Company since January, 1996. From August 1986 through December 1995, he was employed by Interlaken Capital as Vice President, Finance.


            REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

          The Stock Option and Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company and the specific compensation level for the Company's executive officers. The Committee also reviews the levels of compensation of senior officers of the Company's subsidiaries. The Committee is composed of Andrew
M. Bursky and Joshua A. Polan.

     The Committee believes that the compensation of executive officers of the Company should be heavily influenced by Company performance, as measured by operating, financial and strategic objectives. It further believes that Company performance should be viewed both from a short-term and a long-term perspective. The Committee establishes the President's salary by considering the salaries of CEO's of comparably-sized companies and the Company's performance relative to other distribution businesses as measured by data obtained by the Committee from publicly available sources, including data with respect to the businesses' asset utilization, profitability and return on invested capital. The compensation levels of the Company's other executive officers and of the senior officers of the Company's subsidiaries are set with a view to aligning compensation with the Company's business objectives and performance. The Company has not entered into employment agreements with its executive officers except as set forth under "Executive Compensation - Employment Contracts,

Termination of Employment and Change in Control Agreements." The Stock Option and Compensation Committee believes it is especially important, therefore, to use compensation to enable the Company to attract and reward officers who contribute to the Company's long-term success by demonstrated, sustained performance. To this end, the Company relies on cash and individual bonus awards made in accordance with the Company's Executive Compensation Plan. For 1996, the Committee generally raised salaries only in an amount comparable to the general rate of inflation. Bonuses for 1996 were awarded to executive officers of the Company, and to senior officers of the Company's subsidiaries, based on the achievement of performance goals established by the Committee.

         In line with the Committee's general approach to 1996 compensation, Mr. Rieple, the Company's President during 1996, received an increase in his base salary only modestly in excess of the general rate of inflation. Because Mr. Rieple, in late 1996, announced his intention to resign as an officer and director of the Company in 1997, Mr. Rieple did not receive a bonus or a stock option award in 1996.

         Stock options are granted to executive officers based on an evaluation of the executives' ability to influence the Company's long-term growth and profitability. In the case of senior officers employed by subsidiaries, the subsidiary's financial performance and potential future contributions to overall corporate profitability are also taken into account.
 During 1996, Ms. James received options to purchase 50,000 shares of the Common Stock and Mr. Martin received options to purchase 40,000 shares of the Common Stock.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Andrew M. Bursky is Chairman of the Company's Board of Directors and Joshua A. Polan is a Director of the Company. Mr. Bursky has served as Chairman of the Board of Directors since 1988 and was President of the Company from November 1989 to December 1990. During 1995, Mr. Bursky served on the compensation committee of Fine Host Corporation and William R. Berkley, the Chairman of the Board of Fine Host Corporation, is a member of the Company's Board of Directors. See "Transactions with Affiliates" for a description of certain transactions between the Company and certain other companies of which Mr. Bursky, Mr. Polan and Mr. Berkley are officers, directors and/or shareholders.


                   STOCK OPTION AND COMPENSATION COMMITTEE

                               Andrew M. Bursky
                               Joshua A. Polan


April 10, 1997

         The previous reports of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                EXECUTIVE COMPENSATION

         The following table sets forth all the cash and non-cash compensation for each of the last three fiscal years ended December 31, 1996 awarded to or earned by the President and the Vice President, Controller and Chief Accounting Officer of the Company. No other executive officer of the Company earned more than $100,000 in salary and bonus in any of the three fiscal years ended December 31, 1996. Mr. Bursky and Ms. James (who was Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company in 1996) did not receive any compensation from the Company but were executive officers of and were compensated by Interlaken Capital, which is party to a services agreement with the Company pursuant to which Interlaken Capital received fees of $400,000 in 1996 and will receive fees of up to $480,000 during 1997. See "Transactions with Affiliates." Mr. Rieple, shown as the President of the Company in the tables below, resigned as an officer and director of the Company in April 1997.

                          SUMMARY COMPENSATION TABLE
                                                        LONG TERM
                                                       COMPENSATION
                                                          AWARDS
                                                          ------
                                                        NUMBER OF
                                       ANNUAL           SECURITIES
            NAME AND             COMPENSATION AWARDS    UNDERLYING
       PRINCIPAL POSITION       ---------------------     OPTIONS    ALL OTHER
      OF EXECUTIVE OFFICER      YEAR  SALARY    BONUS   GRANTED (#) COMPENSATION
      --------------------      ----  ------    -----   ----------- ------------
Theodore R. Rieple............. 1996 $227,692     -         -        $1,703 (1)
  President                     1995  213,617   40,000    51,500      1,366 (1)
                                1994  204,038   10,000    -           1,534 (1)
Charles J. Martin.............. 1996  142,097   43,250    40,000      1,066 (1)
  Vice President,                                          1,236
  Controller and Chief
  Accounting Officer

(1) These amounts represent contributions to the Company's Retirement Savings Plan.

                          OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth all options granted during 1996 to the persons named in the Summary Compensation Table.
                                                                 POTENTIAL
                                                            REALIZABLE VALUE AT
                                                              ASSUMED ANNUAL
                  NUMBER OF   % OF TOTAL                      RATES OF STOCK
                  SECURITIES    OPTIONS  EXERCISE           PRICE APPRECIATION
                  UNDERLYING    GRANTED  OR BASE             FOR OPTION TERM
                    OPTIONS       TO      PRICE  EXPIRATION --------------------
       NAME       GRANTED (#)  EMPLOYEES  ($/SH)    DATE     5% ($)   10% ($)
       ----       -----------  ---------  ------    ----     ------   -------
Charles J. Martin  40,000 (1)    10.64%   $6.94   4/29/06   $174,581  $442,423

    (1) These options vest in four equal installments; 10,000 options vested on the grant date, the remainder vest on the third, fourth and fifth anniversary of the grant date.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                             AND FY-END OPTION/SAR VALUES

The following table describes, for all persons named in the Summary Compensation Table, option exercises in 1996 and the value of in-the-money unexercised options at December 31, 1996.


                                                    NUMBER OF
                                                   SECURITIES
                                                   UNDERLYING
                                                  UNEXERCISED               VALUE OF UNEXERCISED
                     SHARES                       OPTIONS/SARS                  IN-THE-MONEY
                    ACQUIRED                      AT FY-END (#)          OPTIONS/SARS AT FY-END ($)
                       ON         VALUE     ------------------------- ---------------------------------
       NAME       EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE (1) UNEXERCISABLE (1)
       ----       ------------ ------------ ----------- ------------- --------------- -----------------
Theodore R. Rieple     0            0         326,165       34,335      $2,209,600        $151,932
Charles J. Martin      0            0          11,236       30,000          11,742          28,050

    (1) The fiscal year-end closing price of the Common Stock was $7.8750. The amounts in these columns were calculated using the difference between the exercise price and fiscal year-end closing price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
AGREEMENTS

         On April 11, 1997, the Company entered into a three year Executive Employment Agreement with Mr. Sergey, pursuant to which, beginning on May 1, 1997, Mr. Sergey will serve as President and Chief Executive Officer of the Company for base compensation of not less than $360,000 per year. Mr. Sergey will be eligible for bonus compensation based upon the achievement of goals established by the Committee, which bonus will not be less than $180,000 in 1997. In addition, as an inducement to enter into the Executive Employment Agreement, Mr. Sergey was granted non-qualified options to purchase up to 400,000 shares of the Common Stock at an exercise price of $5.12 per share (which the Committee determined to be the fair market value of the Common Stock on the date of grant) and, upon commencement of his employment with the Company, Mr. Sergey will be granted incentive stock options under the 1990 Stock Option Plan to purchase up to 100,000 shares of the Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, the Company agreed to sell Mr. Sergey 400,000 shares of the Common Stock (the "Purchased Shares") for an aggregate amount of $2,050,000 (an amount which the Committee determined to be the fair market value of the Common Stock on the date the agreement of purchase was executed). The purchase price for the Purchased Shares will be paid $700,000 in cash and the remainder will be evidenced by a five year promissory note from Mr. Sergey to the Company that is secured by the Purchased Shares and recourse only to the Purchased Shares. In addition, Mr. Sergey will receive certain life insurance benefits, disability benefits, car allowance and moving expenses. If Mr. Sergey's employment is terminated by the Company without "Cause" (as defined in the Executive Employment Agreement), or by Mr. Sergey for "Good Reason" (which, as defined in the Executive Employment Agreement, includes a change in control of the Company), Mr. Sergey will continue to receive his salary and reimbursement for the cost of health benefits until the balance of the employment term or one year, if longer, subject to setoff by amounts earned by Mr. Sergey from subsequent employment during such period. Upon a change in control of the Company, all of Mr. Sergey's outstanding options will become exercisable in full.

          Mr. Beauchamp was appointed an Executive Vice President of the Company in accordance with the terms of an Employment Agreement, dated as of January 28, 1997, by and among the Company, INTERMAT and Mr. Beauchamp. The term of the Employment Agreement is three years, and Mr. Beauchamp is entitled to receive a salary of not less than $150,000 per annum.

          Mr. Krauter is party to an Employment Agreement, dated as of January 4, 1994, by and between Mr. Krauter and ISA. The term of the Employment Agreement is five years, and Mr. Krauter is entitled to receive a salary of not less than $100,000 per annum.

                           COMPANY STOCK PERFORMANCE GRAPH

         Set forth below is a graph comparing, for a period of five years ended December 31, 1996, the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the NASDAQ Market Index and an index of a group of peer companies selected by the Company. The comparison of total shareholder returns assumes that $100 was invested on December 31, 1991 in each of the Company, the NASDAQ Market Index and the peer group index, and that dividends were reinvested when and as paid. The companies in the peer group are Lawson Products, Inc. ("Lawson"), Noland Company ("Noland"), Arden Industrial Products Inc. ("Arden") and MSC Industrial Direct Co., Inc. ("MSC"). The Company has added MSC to the peer group this year in place of Premier Industrial Corporation, which is no longer a publicly traded company and for which information regarding shareholder returns is no longer available to the Company. MSC is a direct marketer of industrial products to small and mid-sized industrial customers throughout the United States. The Company has included MSC because the Company believes that a peer group consisting of four companies as opposed to three is a better representative sample for comparative purposes. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the peer group index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated. Of the companies included in the peer group, the stock of Lawson and Noland has been publicly traded for the entire five-year period covered by the performance graph, the stock of Arden has been publicly traded since February 1994, and the stock of MSC has been publicly traded since December 1995. The shareholder returns of Arden and MSC are first included in the calculation of cumulative total shareholder return of the peer group index for the years 1995 and 1996, respectively.

                                 1991     1992       1993       1994         1995         1996
                                 ----    ------     ------     -------     --------     --------
Strategic Distribution, Inc.     100        100        100     512.844     950.2698     950.2698
NASDAQ                           100     100.98     121.13      127.17       164.96       204.98
Peer Group                       100     100.26      115.8      109.99       103.72        123.9

          From December 31, 1991 through December 31, 1993, there was no active market for the Common Stock, and the Common Stock was not regularly quoted on any national market quotation system. Therefore, the prices of the Common Stock for 1991 through 1993, as set forth in the Performance Graph, are based on (i) prices at which the Company issued the Common Stock in private sales, and (ii) exercise prices of options to purchase the Common Stock granted by the Company (which exercise prices were deemed to be greater than or equal to the fair market value of the Common Stock on the date of grant). Persons controlling the Company were among those purchasing Common Stock in many of the private sales. The Common Stock began trading on the Nasdaq SmallCap Market on March 16, 1994 and began trading on the Nasdaq National Market on October 6, 1994. The price of the Common Stock on December 31, 1996, as set forth in the Performance Graph, represents the last reported sale price of the Common Stock on the Nasdaq National Market on December 31, 1996, the last trading date in 1996.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

          The following table sets forth certain information, as of April 10, 1997, concerning beneficial ownership of the Company's Common Stock (calculated based on 30,213,499 shares outstanding) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company and each nominee to become a director, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.


                                              Amount and
                                              Nature of
Title of           Name and Address of        Beneficial          Percent
Class              Beneficial Owner(a)        Ownership           of Class
--------           --------------------       ----------          --------
Common Stock       Jeffery O. Beauchamp         218,750               *
                   Director, Executive
                   Vice President

Common Stock       William R. Berkley
                   Director                   8,125,996 (b)       26.08% (b)

Common Stock       Andrew M. Bursky
                   Director, Chairman of
                   the Board                  1,097,251 (c)        3.63% (c)

Common Stock       Arnold W. Donald
                   Director                      12,418 (d)           *

Common Stock       Catherine B. James
                   Director                     743,874 (e)        2.45% (e)

Common Stock       George E. Krauter
                   Director, Executive          206,000               *
                   Vice President

Common Stock       Jack H. Nusbaum
                   Director                      14,000 (f)           *

Common Stock       Joshua A. Polan
                   Director                     172,169 (g)           *

Common Stock       Mitchell I. Quain
                   Director                      26,488 (h)           *

Common Stock       John M. Sergey               400,000 (i)        1.31% (i)
                   Director, President and
                   Chief Executive Officer

Common Stock       Theodore R. Rieple
                   Former President             439,862 (j)        1.44% (j)

Common Stock       Charles J. Martin
                   Vice President, Controller
                   and Chief Accounting
                   Officer                       11,236 (k)           *

Common Stock       The Capital
                   Group Companies, Inc.      1,890,000 (l)        6.26%

Common Stock       The Kaufmann Fund, Inc.    1,732,000 (m)        5.73%

Common Stock       T. Rowe Price Associates,
                   Inc./T. Rowe Price New
                   Horizons Fund, Inc.        2,361,000 (n)        7.81%

Common Stock       Wellington
                   Management Company         1,632,660 (o)        5.40%

Common Stock       All executive officers
                   and directors as a
                   group (12 persons)        11,036,764 (p)       34.78% (p)

--------------------
*   Owns less than 1% of the outstanding shares of the Common Stock.

(a) The business address of William R. Berkley is 165 Mason Street, Greenwich, Connecticut 06830. The business address of The Capital Group Companies, Inc. is set forth in footnote (l). The business address of The Kaufmann Fund, Inc. is set forth in footnote (m). The business address of T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. is set forth in footnote (n). The business address of the Wellington Management Company is set forth in footnote
    (o).

(b) Includes (i) 4,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Berkley, (ii) 19,649 shares of the Common Stock which are subject to currently exercisable stock options held by The Berkley Family Limited Partnership, and (iii) 919,600 shares of the Common Stock which are subject to currently exercisable stock options held by Interlaken Investment Partners, L.P. Mr. Berkley is a general partner of The Berkley Family Limited Partnership and is the sole owner of a company that indirectly controls Interlaken Investment Partners, L.P.; as such, he may be deemed to be the beneficial owner of shares of the Common Stock and/or options to purchase the Common Stock held by those entities. The number of outstanding shares used for calculating percent of class is 31,156,748.

(c) Includes 32,295 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Bursky. The number of outstanding shares used for calculating percent of class is 30,245,794.

(d) Includes 4,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Donald.

(e) Includes (i) 151,800 shares of the Common Stock which are subject to currently exercisable stock options and (ii) 16,666 shares of the Common Stock which are subject to stock options held by Ms. James that will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 30,381,965.

(f) Includes 4,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Nusbaum.

(g) Includes 4,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Polan.

(h) Includes 4,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Quain.

(i) Includes 400,000 shares of the Common Stock that Mr. Sergey is obligated to acquire on or before May 26, 1997 pursuant to a Stock Purchase Agreement between Mr. Sergey and the Company. The number of outstanding shares used for calculating percent of class is 30,613,499.

(j) Includes (i) 326,165 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Rieple and (ii) 17,167 shares of the Common Stock which are subject to stock options held by Mr. Rieple that will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 30,556,831.

(k) Includes 11,236 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Martin.

(l) The business address of The Capital Group Companies, Inc. ("Capital Group") is 333 South Hope Street, Los Angeles, California 90071. Information regarding Capital Group has been obtained by the Company from a Schedule 13G filed by Capital Group with the Securities and Exchange Commission on or about February 12, 1997. Capital Research and Management Company ("Capital Research"), a registered investment adviser that is a subsidiary of Capital

    Group, has sole dispositive power with respect to these shares. SMALLCAP World Fund, Inc., a registered investment company, has sole voting power with respect to these shares. Capital Group and Capital Research disclaim beneficial ownership of these shares.

(m) The business address of The Kaufmann Fund, Inc. is 140 E. 45th Street, 43rd Floor, New York, NY 10017. Information regarding The Kaufmann Fund, Inc. has been obtained by the Company from a Schedule 13G filed by The Kaufmann Fund, Inc. with the Securities and Exchange Commission on or about December 31, 1996.

(n) The business address of T. Rowe Price Associates, Inc. and T. Rowe Price
    New Horizons Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. Information regarding T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. has been obtained by the Company from a Schedule 13G filed by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. with the Securities and Exchange Commission on or about February 14, 1997. The securities are owned by various individual and institutional investors (including T. Rowe Price New Horizons Fund, Inc. ("Horizons Fund") which owns 1,761,000 shares) which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has sole dispositive power over 2,361,000 shares and sole voting power over 600,000 shares. Horizons Fund beneficially owns and has sole voting power over 1,761,000 shares. For purposes of reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of all such securities; however, Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of all such securities.

(o) The business address of Wellington Management Company is 75 State Street, Boston, Massachusetts, 02109. Information regarding Wellington Management Company has been obtained by the Company from a Schedule 13G filed by Wellington Management Company with the Securities and Exchange Commission on or about January 24, 1997. Wellington Management Company has shared investment power over 1,632,660 shares of the Common Stock and shared voting power over 802,660 shares of the Common Stock. Wellington Management Company does not have sole voting or investment power over any shares of Common Stock.

(p) Does not include shares owned by Theodore R. Rieple. Includes 1,523,160 shares of the Common Stock which are subject to options held by executive officers and directors of the Company that are currently exercisable or will become exercisable within 60 days, and 400,000 shares of the Common Stock which will be purchased from the Company within 60 days by an executive officer and director of the Company. The number of outstanding shares used for calculating percent of class is 31,736,659.

                          TRANSACTIONS WITH AFFILIATES

         The Company has entered into an agreement (the "Services Agreement") with Interlaken Capital pursuant to which Interlaken Capital will provide the Company with certain corporate and administrative services during 1997, including but not limited to services relating to accounting and internal legal advice. Mr. Berkley is the sole shareholder of Interlaken Capital. Messrs. Berkley and Bursky are the sole directors of Interlaken Capital. Mr. Bursky, Ms. James and Mr. Polan are all employees and executive officers of Interlaken Capital. The fee to be paid by the Company pursuant to the Services Agreement is $40,000 per month plus expenses incurred by Interlaken Capital. Besides providing services to the Company, Interlaken Capital provides legal, accounting and other services to companies engaged in such businesses as fire protection, contract food services, infants' clothing manufacturing and chemical manufacturing.. The Services Agreement is effective from January 1, 1997 through December 31, 1997 unless terminated by either party on 30 days' prior written notice. The terms of the Services Agreement were approved by the Company's disinterested directors. The Company entered into a similar Services Agreement with Interlaken Capital during March through December 1996, pursuant to which the Company paid an aggregate of $400,000 to Interlaken Capital.

         The Company has issued a subordinated note due 1998 to Mr. Krauter in the principal amount of $500,000, bearing interest at the rate of 6% per annum. The Company issued this note on January 4, 1994 in connection with its acquisition from Mr. Krauter of all of the issued and outstanding stock of ISA.

         The Company issued $1,400,000 aggregate principal amount of subordinated notes to the former shareholders of INTERMAT in connection with the Company's acquisition of INTERMAT in January 1997. Subsequent to the acquisition, all of the subordinated notes, which are due in the year 2000 and bear interest at the rate of 9% per annum, were acquired by Mr. Beauchamp and his wife, who continue to hold all of the subordinated notes.

         The Company believes that the foregoing transactions were on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company will engage in transactions with affiliated parties only if they satisfy the foregoing criteria.


                             SHAREHOLDER PROPOSALS

         Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders.
Any such proposals for SDI's Annual Meeting of Shareholders to be held in 1998 must be submitted to SDI on or before December 22, 1997, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in proxy materials relating to that meeting. Proposals should be sent to: Strategic Distribution, Inc., c/o Theodore R. Rieple, President, 1635-D Bustleton Pike, Feasterville, Pennsylvania 19053.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, each person who at any time during 1996 was a director, officer or beneficial owner of more than ten percent of the Common Stock (and each other person who, to the Company's knowledge, was subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), because of the requirements of Section 30 of the Investment Company Act or Section 17 of the Public Utility Holding Company Act) filed on a timely basis all reports required by Section 16(a) of the Exchange Act, except that Mr. Donald failed to report on a timely basis his acquisition of 5,000 shares of Common Stock in July 1996.


                                 MISCELLANEOUS

         A copy of the Company's Annual Report for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, has been delivered free of charge to shareholders with this solicitation. A copy of the Company's Annual Report on Form 10-K, including exhibits if requested, will be furnished upon the payment of a reasonable fee to cover the Company's expense in reproducing and mailing same, to each shareholder who mails a written request therefor to: Strategic Distribution, Inc., 1635-D Bustleton Pike, Feasterville, Pennsylvania 19053.


                             --------------------


         Please complete, date, sign and mail promptly the accompanying proxy in the postage-paid envelope enclosed for your convenience. The signing of the proxy will not prevent your attending the Meeting and voting in person.



Greenwich, Connecticut
April 11, 1997

                                AMENDMENT NO. 1

                                    TO THE

                         STRATEGIC DISTRIBUTION, INC.

                             AMENDED AND RESTATED

                       1990 INCENTIVE STOCK OPTION PLAN


              Pursuant to the resolutions of the Board of Directors of Strategic Distribution, Inc. (the "Company") dated March 12, 1997, the second sentence of Article III of the Company's Amended and Restated 1990 Incentive Stock Option Plan (the "Plan") is hereby amended to read as follows:

              "Under the Plan, the total number of shares of Stock which may be purchased pursuant to options hereunder shall not exceed, in the aggregate, 3,000,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X hereof."

              This Amendment is subject to approval at the Company's annual meeting of shareholders to be held on May 20, 1997, and shall become effective upon the date of such approval. If such approval is not obtained, this Amendment shall be null and void and shall have no effect.



                                       STRATEGIC DISTRIBUTION. INC.

                          STRATEGIC DISTRIBUTION, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 20, 1997

    The undersigned stockholder(s) of Strategic Distribution, Inc. (the "Company") hereby appoints Andrew M. Bursky, Charles J. Martin and William L. Mahone (collectively, the "Proxies"), and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Shareholders to be held at the Company's headquarters, 1635-D Bustleton Pike, Feasterville, Pennsylvania on May 20, 1997 at 10:00 a.m. local time, and at any adjournments thereof, for the transaction of the following business:

                    /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL PROPOSALS

PROPOSAL I.  Please indicate your vote for the election of Directors. The nominees are Jeffery O. Beauchamp, William R. Berkley, Andrew M. Bursky, Arnold W. Donald, Catherine B. James, George E. Krauter, Jack H. Nusbaum, Joshua A. Polan, Mitchell I. Quain and John M. Sergey.

             Election of Directors   FOR / /               WITHHELD / /

             For all nominees, except those entered below:
    ____________________________________________________________________________

PROPOSAL II.  To approve the proposed increase, to 3,000,000, of the number of shares of Common Stock which may be subject to options granted under the Company's Amended and Restated 1990 Incentive Stock Option Plan.

                  FOR / /         AGAINST / /        ABSTAIN / /

PROPOSAL III. To ratify the appointment of KPMG Peat Marwick LLP, Certified
              Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1997.

                  FOR / /         AGAINST / /        ABSTAIN / /

                                                       (CONTINUED ON OTHER SIDE)

    WHEN PROPERLY EXECUTED, THE PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN BELOW. YOU NEED NOT MARK ANY BOXES. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE "FOR" EACH PROPOSAL AND IN THEIR DISCRETION FOR ANY OTHER MATTERS COMING BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 20, 1997 and the Proxy Statement dated April 11, 1997.
                                             Date: _____________________________
                                             Signature: ________________________
                                             Date: _____________________________
                                             Signature: ________________________

                                             Please sign exactly as your name
                                             appears hereon. Joint owners should
                                             each sign. When signing as
                                             attorney, executor, trustee or
                                             guardian, please give full title as
                                             such.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.